EXHIBIT 99


                         FORM 3 JOINT-FILER INFORMATION


Name:                                 CUTLASS CAPITAL PRINCIPALS FUND, L.L.C.
                                      CUTLASS CAPITAL AFFILIATES FUND, L.P.
                                      CUTLASS CAPITAL MANAGEMENT, L.L.C.
                                      EDWIN D. HETZ

Address:                              Attn:  Jonathan W. Osgood
                                      1750 Montgomery St.
                                      San Francisco, CA 94111

Designated Filer:                     Cutlass Capital, L.P.

Issuer & Ticker Symbol:               TranS1 Inc. (TSON)

Date of Event Requiring Statement:    October 16, 2007

Each of the following is a Joint Filer with Cutlass Capital, L.P. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

Cutlass Capital Management, L.L.C. ("Management") is the general partner of each of Cutlass Capital, L.P. ("Cutlass") and Cutlass Capital Affiliates Fund, L.P. ("Affiliates") and exercises voting and dispositive authority over the shares held by each of Cutlass and Affiliates. Voting and dispositive decisions of Management are made by the unanimous vote of its two managing members, Jonathan
W. Osgood, a director of the Issuer, and Edwin D. Hetz. Voting and dispositive authority over the shares held by Cutlass Capital Principals Fund, L.L.C. ("Principals") are also made by the unanimous vote of its two managing members, Mr. Osgood and Mr. Hetz. Mr. Osgood has filed separately in his capacity as a director of the Issuer and for his indirect ownership interests therein, and is not a joint filer hereunder.

All Reporting Persons disclaim beneficial ownership of shares of the Issuer held by each of Cutlass, Affiliates and Principals, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designate Cutlass Capital, L.P. as its designated filer of Forms 3, 4 and 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, as such filings relate to shares of the Issuer held by each such Reporting Person.


ATTORNEY-IN-FACT FOR REPORTING PERSONS


/s/ Jonathan W. Osgood
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Jonathan W. Osgood